UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2006

SOUTHWESTERN ENERGY COMPANY

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-08246	71-0205415
(Commission File Number)	(IRS Employer Identification No.)

2350 N. Sam Houston Pkwy. E., Suite 300, Houston, Texas	77032
(Address of principal executive offices)	(Zip Code)

(281) 618-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

       ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

       ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

       ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

       ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This Form 8-K/A is being filed in order to correct a single error on the cover page of the Report on Form 8-K of Southwestern Energy Company originally filed on June 30, 2006 and the contents of the report have not otherwise been modified or changed. This Form 8-K/A amends and replaces the original 8-K filing in its entirety.

SECTION 1 - Registrant's Business and Operations

Item 1.01 Entry Into A Material Definitive Agreement.

In order to change the state of its incorporation from Arkansas to Delaware (the “Reincorporation”), Southwestern Energy Company, an Arkansas corporation (“SWN Arkansas”), merged with and into (the “Merger”) its wholly-owned subsidiary, Southwestern Energy Company, a Delaware corporation (“SWN Delaware”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) which became effective on June 30, 2006.  SWN Delaware is the surviving corporation in the Merger and SWN Delaware’s Certificate of Incorporation and Bylaws prior to the effective time became the Certificate of Incorporation and Bylaws of the surviving corporation.  Pursuant to the Merger Agreement, each share of common stock, par value of $0.10 per share, of SWN Arkansas outstanding immediately prior to the effective time of the Merger automatically converted into the right to receive a share of common stock par value of $0.01 per share, of SWN Delaware, including the associated common stock purchase rights. After completion of the Merger, the shareholders of SWN Arkansas became the shareholders of SWN Delaware which, together with its subsidiaries, will continue to be engaged in the same business that SWN Arkansas and its subsidiaries were engaged in prior to the Merger.  Pursuant to Section 12g-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), SWN Delaware is the successor registrant to SWN Arkansas. The Merger Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

In connection with the Reincorporation and the Merger, SWN Delaware also entered into the following material definitive agreements:

First Amendment and Consent to Amended and Restated Credit Agreement

The Amended and Restated Credit Agreement dated as of January 4, 2005 (the “Credit Agreement”) among Southwestern Energy Company, various Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent was amended pursuant to the terms of a First Amendment and Consent dated as of June 29, 2006 (“the First Amendment”) to provide that the term “Borrower” means Southwestern Energy Company, a Delaware corporation, and its successors and assigns.  In addition, pursuant to the terms of the First Amendment and Consent, the Lenders consented to the Reincorporation subject to the concurrent satisfaction of certain conditions.

A copy of the First Amendment is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indentures

On June 30, 2006, SWN Arkansas, SWN Delaware and J.P. Morgan Trust Company, N.A. (as ultimate successor to The First National Bank of Chicago), as Trustee (“JP Morgan”) executed the First Supplemental Indenture (the “First Supplemental Indenture”) supplementing the Indenture, dated as of December 1, 1995 between SWN Arkansas and The First National Bank of Chicago, as trustee (the “JP Morgan Indenture”) relating to SWN Arkansas’ 7.625% Medium-Term Notes due 2027, 7.125% Fixed Rate Notes due October 10, 2017, and 7.35% Fixed Rate Notes due October 2, 2017 (collectively, the “Notes”).   Pursuant to the First Supplemental Indenture, SWN Delaware has assumed all obligations of SWN Arkansas under the Securities (as defined in the JP Morgan Indenture), including, but not limited to, the Notes, and the JP Morgan Indenture.

On June 30, 2006, SWN Arkansas, SWN Delaware and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, executed the Second Supplemental Indenture (the “Second Supplemental Indenture”) supplementing the Indenture, dated June 1, 1998 between NOARK Pipeline Finance L.L.C. (“NOARK Finance”) and The Bank of New York, as Trustee (as previously supplemented by the First Supplemental indenture dated May 2, 2006, the “UMB Indenture”), relating to NOARK Finance’s 7.15% Notes due 2018 (the “7.15% Notes”). Pursuant to the Second Supplemental Indenture, SWN Delaware has assumed SWN Arkansas’ obligations with respect to the due and punctual payment of the principal of and interest on the Notes according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indentures to be performed or observed by SWN Arkansas.

Copies of the First Supplemental Indenture and the Second Supplemental Indenture are filed as Exhibits 4.2 and 4.3 to this Current Report on Form 8-K and are incorporated herein by reference.

Second Amended and Restated Indemnity Agreements

Effective June 30, 2006, SWN Delaware amended and restated the indemnity agreements (the “Second Amended and Restated Indemnity Agreements”) SWN Arkansas had previously entered into with each of its executive officers and directors in order to reflect the Reincorporation and change the governing law under the Agreements from Arkansas to Delaware.  It is the policy of SWN Delaware and its subsidiaries to enter into indemnity agreements with their respective executive officers, directors and key employees (each, an “Indemnitee”).

The Second Amended and Restated Indemnity Agreements provide indemnification of an Indemnitee to the fullest extent permitted by law and specifically obligate SWN Delaware and its subsidiaries to (i) indemnify an Indemnitee against all liabilities and losses incurred in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including, but not limited to, any action by or in the right of SWN Delaware), to which the Indemnitee is, was or at any time becomes a party, is threatened to be made a party, or is involved (as a witness or otherwise), by reason of the fact that the Indemnitee is, was or at any time becomes a director, officer, employee, trustee or agent (including a fiduciary) of SWN Delaware or any subsidiary or is or was serving at the request of SWN Delaware as a director, officer, employee, trustee or agent (including a fiduciary) of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity, or in any other capacity while serving as a director, officer, employee, trustee or agent; and (ii) pay, on behalf of the Indemnitee, and his or her executors, administrators, heirs or assigns, any amount which he or she is or becomes legally obligated to pay because of any claim or claims made against the Indemnitee because of any act or omission or neglect or breach of duty, including any actual or alleged error or misstatement or misleading statement, which Indemnitee commits or suffers while acting in his or her capacity as a director, officer, employee, trustee or agent (including a fiduciary) of SWN Delaware and/or any of the subsidiaries.  The payments which SWN Delaware and/or its subsidiaries will be obligated to make under the Second Amended and Restated Indemnity Agreements shall include, inter alia, compensatory and punitive damages, judgments, fines, ERISA excise taxes, penalties, settlements and costs, costs of investigation, (excluding salaries as officers or employees of SWN Delaware and/or its subsidiaries), attorneys’ fees, costs of appearance, attachment and similar bonds and other legal costs of actions, claims, proceedings, investigations and alternative dispute mechanisms, (including actions, claims, proceedings, investigations or alternative dispute mechanisms by or on behalf of SWN Delaware and/or any subsidiary and appeals therefrom), whether civil, criminal, administrative, investigative or other.

The Second Amended and Restated Indemnity Agreements provide for the advancement of any and all reasonable expenses specifically documented (including legal fees and expenses) as being incurred in investigating or defending prior to any final disposition of any threatened or pending action, suit or proceedings (whether civil, criminal, administrative, investigative or other) within thirty (30) days after receiving invoices for such expenses.  The Indemnitee agrees that the Indemnitee will promptly reimburse SWN Delaware and/or each relevant subsidiary for all expenses advanced or paid by SWN Delaware and/or each relevant subsidiary in defending any action, suit or proceedings, whether civil, criminal, administrative or investigative, against the Indemnitee in the event and only to the extent that it shall ultimately be determined by a final decision by a court having jurisdiction in the matter that the Indemnitee is not entitled to be indemnified by SWN Delaware and/or any relevant subsidiary for such expenses under the provision of the state statutes, bylaws, the Amended and Restated Indemnity Agreement, or otherwise, or that it is unlawful for the Indemnitee to be indemnified by SWN Delaware and/or any relevant subsidiary for such expenses.

Additionally, the Second Amended and Restated Indemnity Agreements provide that if SWN Delaware or a subsidiary pays an Indemnitee pursuant to the Second Amended and Restated Indemnity Agreements, SWN Delaware or a subsidiary, as the case may be, will be subrogated to the Indemnitee’s rights to recover from third parties.

The Second Amended and Restated Indemnity Agreements prohibit indemnification (i) in respect of remuneration paid to the Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; (ii) for an accounting or profits made from the purchase or sale by the Indemnitee of securities of SWN Delaware or any subsidiary pursuant to or within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal or state statutory law or common law, (iii) on account of the Indemnitee’s conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest, grossly negligent, or willful and wanton misconduct in the performance of his or her duties, which such conduct is material to the establishment of liability for which indemnification is sought pursuant to the terms of this Agreement, or (iv) if a final decision by a court shall determine that such indemnification is not lawful or is against public policy.

Subject to certain exceptions, SWN Delaware has also agreed to maintain the existing directors’ and officers’ insurance policies covering the Indemnitee for so long as the Indemnitee shall continue to serve as a director, officer, employee, trustee or agent (including a fiduciary) of the Company or any subsidiary (or shall continue at the request of SWN Delaware to serve as a director, officer, employee, trustee or agent (including a fiduciary) of another corporation, partnership, joint venture, trust or other enterprise), and for a period of time following the Indemnitee’s cessation of such service (but in no event longer than four (4) years).

The Second Amended and Restated Indemnity Agreements also provide that if there is a change in control of SWN Delaware, SWN Delaware will seek legal advice from special, independent counsel selected by the Indemnitee and approved by SWN Delaware with respect to matters thereafter arising concerning rights of the Indemnitee under the Amended and Restated Indemnity Agreement.

The foregoing description of the Amended and Restated Indemnity Agreements does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Indemnity Agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 3 - Securities and Trading Markets

Item 3.03. Material Modification to Rights of Security Holders.

Description of Capital Stock and Common Stock Purchase Rights

Set forth below is a description of the rights, preferences and privileges associated with SWN Delaware’s capital stock and common stock share purchase rights. SWN Delaware's Common Stock (as defined below) and the associated Rights (as defined below) are deemed to be registered under Section 12(b) of the Exchange Act, by operation of Rule 12g-3(a) thereunder. This description is filed for purposes of Section 18 of the Exchange Act and shall be deemed to be incorporated by reference into SWN Delaware’s registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”).  The following description of the capital stock of SWN Delaware does not purport to be complete and is qualified in its entirety by reference to SWN Delaware’s Certificate of Incorporation and Bylaws which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and incorporated herein by reference.

Common Stock

SWN Delaware’s certificate of incorporation authorizes it to issue up to 540,000,000 shares of common stock, par value $0.01 per share (the “Common Stock”).  After giving effect to the Merger, as of June 30, 2006, there are 168,452,336 shares of Common Stock of SWN Delaware issued and outstanding, including 790,006 shares held in treasury.   A specimen  of common stock certificate of SWN Delaware is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

The holders of SWN Delaware’s common stock are entitled to one vote per share on all matters to be voted upon by the stockholders.  Subject to preferences applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends as may be declared from time to time by SWN Delaware’s board of directors out of funds legally available for distribution, and, in the event of SWN Delaware’s liquidation, dissolution or winding up, the holders of common stock are entitled to share in all assets remaining after payment of liabilities. The holders of the common stock have no preemptive, subscription or conversion rights, and the common stock is not subject to further calls or assessments. There are no redemption or sinking fund provisions available to the common stock.

Preferred Stock

SWN Delaware’s board of directors has the authority, without further action by SWN Delaware’s stockholders, to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, in one or more series.  SWN Delaware’s board of directors may designate the number of shares constituting any series and the rights, preferences, privileges and restrictions of such preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preference, and sinking fund terms provided, however , that no shares of any series of preferred stock may be issued without the approval of shareholders if (A) the voting rights of the shares of such series would be materially disproportionate to the voting rights of the shares of common stock or (B) the shares of such series would be convertible into a materially disproportionate number of shares of common stock, in each case taking into account the issue price of the shares of such series and the fair market value of the shares of common stock at the time of such issuance. The issuance of SWN Delaware’s preferred stock could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments and payments upon liquidation. As of June 30, 2006, no shares of preferred stock were outstanding.

Common Stock Purchase Rights.

Effective June 30, 2006, the Board of Directors of SWN Delaware approved, and SWN Delaware has entered into, an Amendment No. 2 (“Amendment No. 2”) to its Amended and Restated Rights Agreement, dated as of April 12, 1999 (as previously amended by Amendment No. 1 dated March 15, 2002 to eliminate all required approvals of Independent Directors, the “Rights Agreement”), between SWN Arkansas and Computershare Trust Company, N.A., successor to First Chicago Trust Company of New York (the “Rights Agent”), pursuant to which the terms of the outstanding rights (the “Rights”) were amended and restated.  The outstanding Rights are currently evidenced (on the basis of one Right for each outstanding share) by the existing certificates for outstanding shares of the Common Stock of SWN Delaware (the “Common Stock”), and are not exercisable and do not trade separately from such shares.  The summary below describes the Rights as so amended by Amendment No. 2.

Each Right, when exercisable, will entitle the registered holder to purchase from SWN Delaware one share of SWN Delaware’s Common Stock at a price of $10 per share (the “Purchase Price”), subject to adjustment.

Until the close of business on the earliest of (i) the tenth day after a public announcement that (A) a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership (as defined) of 15% or more of the outstanding shares of Common Stock of SWN Delaware (other than pursuant to a tender offer for all outstanding shares of Common Stock at the price and on terms approved by the Board of Directors based upon a prior recommendation of the Independent Directors (as defined) at a time when there are at least two Independent Directors or solely as a result of a reduction of the number of shares of Common Stock outstanding due to a repurchase of shares by SWN Delaware), (B) any person or group which beneficially owned 15% of the outstanding shares on the date of the Rights Agreement, or which acquired beneficial ownership of 15% of the outstanding shares as a result of any repurchase of shares by SWN Delaware, thereafter acquired beneficial ownership of additional shares constituting 1% or more of the outstanding shares of Common Stock or (C) the Board of Directors determines that a person or group beneficially owning 10% or more of the Common Stock presents a threat to the best interests of SWN Delaware or its shareholders and is therefore an “Adverse Person” (any person or group referred to in this clause (i) being an “Acquiring Person”); and (ii) the tenth Business Day (or such later day as may be determined by action of the Board of Directors of SWN Delaware prior to such time as any Person becomes an Acquiring Person) after the date of the commencement of, or the first public announcement of the intent of any person (other than a Company Entity (as defined)) to commence (which intention to commence remains in effect for five business days after such announcement) a tender or exchange offer by any Person (other than a Company Entity) to acquire (when added to any shares as to which such Person is the beneficial owner immediately prior to such commencement) beneficial ownership of 15% or more of the issued and outstanding shares of Common Stock (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced, with respect to any of SWN Delaware’s Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate.

The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Stock. New Common Stock certificates issued after the Record Date upon transfer or new issuance of the Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date, the surrender for transfer of any of the Common Stock certificates outstanding as of the date of the Rights Agreement (whether or not containing a notation contemplated by the original Rights Agreement dated May 5, 1989) will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate and the number of Rights associated with each share of Common Stock shall be proportionately adjusted in the event of any dividend in Common Stock on the Common Stock or subdivision, combination or reclassification of the Common Stock (except as otherwise provided in the Rights Agreement).  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate certificates alone will evidence Rights.

The Rights are not exercisable until the Distribution Date.  The Rights will expire on April 11, 2009, unless earlier redeemed by SWN Delaware as described below or unless further extended pursuant to an amendment in the Rights Agreement as described below.

The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of Common Stock of certain rights or warrants to subscribe for shares of Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

In the event that, at any time after the Rights become exercisable, SWN Delaware is acquired in a merger or other business combination, proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the surviving company (or its parent company or other controlling entity) which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that any person becomes an Acquiring Person, the Rights Agreement provides that proper provision would be made so that each holder of a Right, other than the Acquiring Person (whose Rights would thereafter be null and void) and certain of its transferees, would thereafter have the right to receive upon exercise that number of shares of the Common Stock having a market value of two times the exercise price of the Right.

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional shares will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

At any time prior to the close of business on the date that Rights holders become entitled to purchase Common Stock of SWN Delaware (or of the surviving entity after a merger with SWN Delaware) with a market value of twice the Purchase Price (as described above), the Board of Directors of SWN Delaware may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, shares of Common Stock or other consideration), appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (the “Redemption Price”). Immediately upon the action of the Board of Directors of SWN Delaware electing to redeem the Rights (unless otherwise specified in such Board action), the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Upon the first public announcement (including, without limitation, the filing of a report pursuant to the Exchange Act) by SWN Delaware or an Acquiring Person containing information indicating that an Acquiring Person has become such and prior to the acquisition by an Acquiring Person of 50% or more of the Common Stock then outstanding, the Board of Directors may, at its option, exchange all or part of the then outstanding and existing Rights (other than Rights owned by such Acquiring Person which shall become void) for Common Stock at an Exchange Ratio of one share of Common Stock per Right (subject to adjustment) (the “Exchange Ratio”).  Immediately upon the action of the Board of Directors of SWN Delaware electing to exchange the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive that number of shares of Common Stock or Common Stock equivalents equal to the number of Rights held by such holder multiplied by the Exchange Ratio.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of SWN Delaware, including, without limitation, no right to vote or to receive dividends.

At any time prior to the time that an Acquiring Person has become such, SWN Delaware may amend the Rights Agreement and the terms of the Rights in any manner deemed necessary or desirable.  Thereafter, the Rights Agreement and the terms of the Rights may be amended by SWN Delaware under certain circumstances, but not in any manner that adversely affects the interests of the holders of the Rights (other than an Acquiring Person).

Amendment No. 2, which includes as exhibits the form of the Amended Right Certificate and the Summary of the Rights to Purchase Common Stock, is attached hereto as Exhibit 4.5 and incorporated by reference herein.  The foregoing description of the Rights Agreement and the amended Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement as amended by Amendment No. 2.

Anti-Takeover Effects of Provisions of the Registrant’s Certificate of Incorporation and Bylaws and Delaware Law

The following provisions of SWN Delaware’s Certificate of Incorporation and Bylaws and the following provisions of Delaware law may have the effect of delaying, deterring or preventing a change of control of SWN Delaware.

Certificate of Incorporation and Bylaws

SWN Delaware’s Certificate of Incorporation and SWN Delaware’s Bylaws include provisions:

•

authorizing blank check preferred stock, which SWN Delaware could issue with voting, liquidation, dividend and other rights superior to SWN Delaware’s common stock;

•

limiting the liability of, and providing indemnification to, SWN Delaware’s directors and officers;

•

requiring advance notice of proposals by SWN Delaware’s stockholders for business to be conducted at stockholder meetings and for nominations of candidates for election to SWN Delaware’s board of directors;

•

controlling the procedures for the conduct of SWN Delaware’s board and stockholder meetings and the election, appointment and removal of SWN Delaware’s directors.

The Delaware General Corporation Law

SWN Delaware is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner.

Section 203 defines a “business combination” as a merger, asset sale or other transaction resulting in a financial benefit to an interested stockholder. Section 203 defines an “interested stockholder” as a person who, together with affiliates and associates, owns, or, in some cases, within three years prior, did own, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between SWN Delaware and an interested stockholder is prohibited unless:

•

SWN Delaware’s board of directors approved either the business combination or the transaction that resulted in the stockholders becoming an interested stockholder prior to the date the person attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of SWN Delaware’s voting stock outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and also officers and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held under the plan will be tendered in a tender or exchange offer; or

•

the business combination is approved by SWN Delaware’s board of directors on or subsequent to the date the person became an interested stockholder and authorized at an annual or special meeting of the stockholders by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

This provision has an anti-takeover effect with respect to transactions not approved in advance by SWN Delaware’s board of directors, including discouraging takeover attempts that might result in a premium over the market price for the shares of SWN Delaware’s common stock. With approval of SWN Delaware’s stockholders, SWN Delaware could amend its Certificate of Incorporation in the future to elect not to be governed by this provision. This election would be effective 12 months after the adoption of the amendment and would not apply to any business combination between SWN Delaware and any person who became an interested stockholder on or before the adoption of the amendment.

SECTION 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger between SWN Arkansas and SWN Delaware dated June 30, 2006.

3.1	Certificate of Incorporation of Southwestern Energy Company.

3.2	Bylaws of Southwestern Energy Company.

4.1	First Amendment and Consent dated as of June 29, 2006 among Southwestern Energy Company, various Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.2	First Supplemental Indenture dated as of June 30, 2006 by and between Southwestern Energy Company and J.P. Morgan Trust Company, N.A. (as ultimate successor to The First National Bank of Chicago), as Trustee supplementing the Indenture, dated as of December 1, 1995 between SWN Arkansas and The First National Bank of Chicago, as trustee.

4.3	Second Supplemental Indenture dated as of June 30, 2006 by and between Southwestern Energy Company and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, supplementing the Indenture, dated June 1, 1998 between NOARK Pipeline Finance L.L.C. and The Bank of New York, as Trustee (as previously supplemented by the First Supplemental Indenture dated May 2, 2006).

4.4	Specimen of Common Stock Certificate.

4.5	Amendment No. 2, dated as of June 30, 2006, to the Amended and Restated Rights Agreement, dated as of April 12, 1999 between Southwestern Energy Company and Computershare Trust Company, N.A., successor to First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the form of Amended Right Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock.

10.1	Form of Second Amended and Restated Indemnity Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWESTERN ENERGY COMPANY

Dated: August 3, 2006	By:	/s/ GREG D. KERLEY
	Name:	Greg D. Kerley
	Title:	Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger between SWN Arkansas and SWN Delaware dated June 30, 2006.

3.1	Certificate of Incorporation of Southwestern Energy Company.

3.2	Bylaws of Southwestern Energy Company.

4.1	First Amendment and Consent dated as of June 29, 2006 among Southwestern Energy Company, various Lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.

4.2	First Supplemental Indenture dated as of June 30, 2006 by and between Southwestern Energy Company and J.P. Morgan Trust Company, N.A. (as ultimate successor to The First National Bank of Chicago), as Trustee supplementing the Indenture, dated as of December 1, 1995 between SWN Arkansas and The First National Bank of Chicago, as trustee.

4.3	Second Supplemental Indenture dated as of June 30, 2006 by and between Southwestern Energy Company and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, supplementing the Indenture, dated June 1, 1998 between NOARK Pipeline Finance L.L.C. and The Bank of New York, as Trustee (as previously supplemented by the First Supplemental Indenture dated May 2, 2006).

4.4	Specimen of Common Stock Certificate.

4.5	Amendment No. 2, dated as of June 30, 2006, to the Amended and Restated Rights Agreement, dated as of April 12, 1999 between Southwestern Energy Company and Computershare Trust Company, N.A., successor to First Chicago Trust Company of New York, as Rights Agent, which includes as Exhibit A the form of Amended Right Certificate and as Exhibit B the Summary of Rights to Purchase Common Stock.

10.1	Form of Second Amended and Restated Indemnity Agreement.